Exhibit 99.2

NSTAR BOARD OF TRUSTEES GUIDELINES

ON SIGNIFICANT CORPORATE GOVERNANCE ISSUES

A.

BOARD COMPOSITION

1.

Size of the Board

Our general expectation is that the Board will consist of approximately 10 to 12 trustees, although we periodically review the appropriate size of the Board in view of the Company’s objectives.  We believe that the Board should neither be too small to maintain the needed expertise and independence nor too large to be efficiently functional.

2.

Mix of Inside and Outside Trustees

The Company complies with the SEC and New York Stock Exchange requirements for independent trustees and believes that there should be a substantial majority of independent trustees on the Board.  The Board is willing to have members of management, in addition to the Chief Executive Officer, and other individuals who may not meet the definition of Independent Trustee in Section 3 below, serve as trustees.

3.

Board Definition of What Constitutes Independence for Outside Trustees

The term “Independent Trustee” shall mean a trustee who

(1) does not receive, and in the previous three years has not received, and has no immediate family member (as defined in the NYSE  Listing Standards) who receives or in the past  three  years has received, more than $100,000 per year in direct compensation from the Company or any of its subsidiaries or affiliates, other than trustee and committee fees and pension or other forms of deferred compensation for prior services, provided such compensation is not dependent in any way on continued service

(2) is not, and in the previous three years has not been, an employee of the Company and has no immediate family member who is or was in the past three years an executive officer of the Company.

(3) is not, and in the previous three years has not been, affiliated with or employed by a present or former auditor of the Company and had no immediate family member who in the previous three years has been employed in a professional capacity with such present or former auditor

(4) is not, and in the previous three years has not been, and has no immediate family member who is or in the previous three years has been, part of an interlocking directorate in which an executive officer of the Company or any of its subsidiaries or affiliates serves on the compensation committee of another company which such trustee or immediate family member serves as an executive officer

(5) does not have, and in the previous three years has not had, and has no immediate family member that has or has had within the previous three years, a “Material Relationship” with the Company.  The following relationships, either individually or as a director, executive officer, employee or general partner with, or significant equity holder , in excess of five percent) of, a company or a firm, shall be considered Material Relationships:  (i) a customer or supplier of the Company or its subsidiaries where the amount of compensation paid to or received from such customer or supplier, exceeds the greater of $1 million  or 2% of such customer’s  or supplier’s consolidated gross revenues; or (ii) is a tax-exempt entity that receives contributions from the Company or its subsidiaries during a calendar year in excess of the greater of $1 million or 2% of the total donations received by such entity.  In the case of an immediate family member of a trustee, where the only relationship with such company or firm is that of an employee, such relationship shall not be considered material.

The Board of Trustees shall have the exclusive right and power to interpret and apply the provisions of this standard including, without limitation, the adoption of written definitions of terms used in and guidelines for the application of this standard.

In addition to the above referenced requirements, the members of the Audit, Finance and Risk Management Committee may not receive, directly or indirectly, any fees from the Company other than compensation as a member of the Board of Trustees and any Board Committee as described below under “Board Compensation Policy” and may not be otherwise affiliated with the Company as that term is defined in the SEC’s Exchange Act Rule 10A-3(e)(1)(i).

It is the policy of the Board of Trustees that the composition of the Board shall at all times adhere to the standards of independence promulgated by the SEC and the NYSE.  Compliance with the definition of independence is reviewed annually by the Board Governance and Nominating Committee.

4.

Board Membership Criteria

The Board Governance and Nominating Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.  This assessment should include issues of diversity, age, skills such as accounting and finance, management, leadership and corporate governance, and an understanding of the energy, utility, and other customer-sensitive industries – all in the context of an assessment of the perceived needs of the Board at that point in time.  We also require that our Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on our behalf, including attendance at Board and applicable Committee meetings.  In this respect, absent unusual circumstances, we believe that trustees with full-time jobs should not serve on more than four public company boards of directors/trustees, including the Company’s Board.

5.

Selection of New Trustee Candidates

The Board is responsible for selecting its own members for election by the shareholders or appointment by the Board.  The Board delegates the process for identifying and reviewing candidates for trustee positions to the Board Governance and Nominating Committee.  Procedures for nominations for trustee by Shareholders are contained in the Company’s Bylaws and are disclosed in the Company’s proxy statement.

6.

Selection of Chairman; Presiding Trustee

The Bylaws of the Company currently provide that either the Chief Executive Officer or the President shall be the Chairman of the Board.  This Bylaw provision can be amended by the Board if it determines to separate the office of the Chairman and the Chief Executive Officer.  The Board does not have a fixed policy on whether or not the roles of Chief Executive Officer and Chairman should be separate.  The Board believes that this issue is part of the succession planning process and that it is in the best interest of the Company for the Board to make this determination when it elects a new Chief Executive Officer or at such other times that it believes is best for the Company at a given point in time.

A Presiding Trustee shall be elected annually by the independent Trustees following a recommendation which shall be made by the Board Governance and Nominating Committee.  The Presiding Trustee’s duties shall include presiding at all executive sessions of the Board, chairing Board meetings in the absence of the Chairman of the Board, coordinating communications among Board members and between the Board and the Chief Executive Officer, being available to consult with the Chief Executive Officer on Board concerns, and performing such other duties as the Board deems appropriate.  The Presiding Trustee shall be an independent Trustee who is a senior member of the Board.

7.

Trustees Who Change Their Present Job Responsibility

Individuals who retire or change from the position they held when they came to the Board should volunteer to resign from the Board.  If the Chief Executive Officer resigns from that position, he also should offer to resign from the Board.  The Board does not believe that trustees who retire or change from the position they held when they came on the Board, including a resigning Chief Executive Officer, should necessarily leave the Board.  There should, however, be an opportunity for the Board, via the Board Governance and Nominating Committee, to review the continued appropriateness of Board membership under these circumstances.

8.

Policy on Trustee Elections

A Trustee who fails to receive the required number of votes for re-election in accordance with the Declaration of Trust shall offer to resign.  In addition, the Trustee whose resignation is under consideration shall abstain from participating in any decision regarding that resignation.  The Board Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Trustee’s resignation.  The Board shall publicly disclose its decision regarding the resignation within ninety (90) days after the results of the election are certified.  If the resignation is not accepted, the Trustee will continue to serve until his or her term expires and until the Trustee’s successor is elected and qualified.

The Board shall nominate for election or re-election as Trustees only candidates who agree to tender, following the annual meeting at which they are elected or re-elected as Trustees, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation.  In addition, the Board shall fill Trustee vacancies and new Trusteeships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Trustees in accordance with this Guideline.

9.

Term Limits

The Board does not believe it should establish term limits.  Term limits hold the substantial disadvantage of losing the contribution of trustees who over time have developed increasing insight into the Company and its operations and special regulatory environment, and therefore provide an increasing contribution to the Board as a whole.

The Board Governance and Nominating Committee, in consultation with the Chief Executive Officer and the Chairman of the Board, will review each trustee's continuation on the Board every three years.

10.

Retirement Policy

The Board has adopted a retirement policy for trustees.  Under the policy, trustees, other than the Chief Executive Officer, who are also employees of the Company retire from the Board at the same time they retire from employment with the Company.  Trustees who are not employees of the Company or who have served as the Chief Executive Officer retire from the Board at the Annual Meeting of Shareholders following their 72nd  birthday.

11.

Board Compensation Policy

It is appropriate for the management of the Company to report from time to time to the Board Governance and Nominating Committee on the status of Board compensation in relation to other comparable U.S. companies and other similarly situated electric and gas distribution utilities.  The Board Governance and Nominating Committee recommends any changes in Board compensation, but with full discussion and approval by the Board.  It is the policy of the Board that a significant portion of trustee compensation should be in the form of stock or stock-based instruments.

12.

Trustee Orientation and Continuing Education

The Board has an orientation and continuing education process for trustees consisting of background written material, meetings with and presentations by senior management, tours of key facilities and training on their fiduciary responsibilities and liabilities.

12.

Trustee Stock Ownership Guidelines

Trustees are required to own NSTAR common shares with a value equal to at least $150,000, generally within five years of being elected to the Board.

B.

BOARD MEETINGS

1.

Scheduling and Selection of Agenda Items for Board Meetings

The schedule for meetings of the Board is approved typically at the October Board meeting for the following year.  Additional meetings may be called at such times as are needed in order to address any special needs.

The Chairman of the Board and the Secretary of the Company draft the agenda for each Board meeting and distribute it in advance to the Board.  Each Board member is free to suggest to the Chairman the inclusion of additional matters on the agenda, to raise matters at any Board meeting that are not on the agenda and to request the presence of or a report by any member of management.

2.

Board Material and Board Presentations

Information and data that is important to the Board's understanding of the business and matters to be considered at the meeting is generally distributed in writing to the Board during the week before the Board meets.

As a general rule, materials on specific subjects should be sent to the Board members in advance so that the trustees will be prepared to discuss questions that the Board has about the material.

The Board encourages presentation by managers at Board Meetings who can provide additional insight into the items being discussed because of personal involvement in these areas.  In addition, the Board believes that managers with future potential should be given exposure to the Board.

1.

Participation in Board Meetings

Board members are expected to prepare for, attend, and participate in all Board and applicable Committee meetings.  Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a trustee.  Absent compelling and stated reasons, trustees who attend fewer than 75 percent of Board and Committee meetings for two consecutive years should not be renominated.

4.

Access to Management and Advisors

Each trustee will have complete access to any member of senior management and to outside advisors.  It is expected that any such contact will be coordinated through the Chief Executive Officer and that each trustee will use judgment to assure that such access is not distracting or detrimental to the business operation of the Company.  It is also expected that any written contact be copied to the Chief Executive Officer.

5.

Meetings of the Non-Management Trustees

The Board's policy is to have a separate meeting time for the non-management trustees regularly scheduled at least twice a year during the regularly scheduled Board meetings.  At meetings of the non-management trustees, the non-management trustees will designate a chair/presiding trustee for each meeting.  The chair/presiding trustee duties shall be rotated among the members of the Executive Committee, and a written report shall be made by the chair/presiding trustee to all Board members following such meetings.

C.

BOARD COMMITTEES

1.

Number of Committees

The Board will establish committees from time to time to facilitate and assist in the execution of its responsibilities.  These committees shall generally address issues that, because of their complexity and technical nature, level of detail and time requirements or because of proper corporate governance principles cannot be adequately addressed at larger board meetings.

The current Committees are Audit, Finance and Risk Management; Executive Personnel; Board Governance and Nominating; and Executive.  The Company complies with all requirements of the New York Stock Exchange relating to the constitution of key committees of the Board, including requirements relating to the independence and expertise of Committee members.

Each Committee shall have a written charter of responsibilities and authorities that shall be periodically reviewed by the Board.  We have made the charter for each of our Executive Personnel Committee, Audit, Finance and Risk Management Committee and Board Governance and Nominating Committee publicly available on our web site for review by our shareholders.

2.

Assignment and Term of Service of Committee Members

The Board is responsible for the appointment of Committee members and Committee Chairs, in consultation with individual members and taking into account the suggestions of the Chairman and the Board Governance and Nominating Committee.

3.

Frequency and Length of Committee Meetings and Committee Agenda

The Chairman, in consultation with the Committee Chairs and appropriate members of management, will determine the frequency and length of the Committee meetings and develop the Committee's agendas.  Reports shall be given by each Committee Chair at the Board’s meeting following the Committee meetings.  The agendas and meeting minutes of the Committees will also be shared with the full Board.

D.

BOARD AND MANAGEMENT REVIEW AND RESPONSIBILITY

1.

Evaluation of Chief Executive Officer

The non-management trustees, under the leadership of the Chair of the Executive Personnel Committee, shall make an evaluation of the Chief Executive Officer annually,

and the evaluation shall be communicated to the Chief Executive Officer by the Chair of the Executive Personnel Committee.

The evaluation should be based on clearly articulated criteria, including achievement of the business objectives, accomplishment of performance goals, development of senior management and such other criteria that the trustees deem appropriate.

2.

Succession Planning and Management Development

The Chairman reviews succession planning and management development with the Executive Personnel Committee and the Board on a periodic basis.

1.

Board Interaction with Institutional Investors, Press, Customers, Etc.

The Board believes that management speaks for the Company.  Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with the knowledge of management and, in most instances, at the request of management.

4.

Assessing The Board's Performance

The Board Governance and Nominating Committee is responsible to report annually to the Board an assessment of the Board's performance.  If the Board Governance and Nominating Committee so desires, it may be assisted by an outside consultant in making its assessment of the Board's performance.  This will be discussed with the full Board.

The assessment should be of the Board's contribution as a whole and specifically review areas in which the Board or management believe a better contribution could be made.